Consulting AGREEMENT

This Consulting Agreement (the “Agreement”), effective on January 18, 2007 (the “Effective Date”), is made by and between Shanghai Baby Fox Fashion Co., Ltd. (“Party A”) and  Qian Wang (Also known as Annie Wang) (“Party B”) and relates to services of consulting project (“the Project”) for Shanghai Baby Fox Fashion Co., Ltd. (“the Company”).

A. Party A’s Responsibility. Plan to file its Private Placement common stock registration with U.S, Securities and Exchange Commission (SEC). Plan to apply for quotation at the Over-the-counter Bulletin Board (OTCBB) system in the United States of America.

B. Party B’s Responsibility.  To introduce to Party A and supervise the engagement of a consulting company who will coordinate all work related the above defined consulting project among auditing accounting firm, U.S. security attorney firm, investment relation, investors etc. To supervise this consulting company to introduce a U.S. GAAP auditor, a U.S. security attorney firm, and an investment bank/broker dealer etc other third party services providers. To provide both verbal and written translations between English and Chinese to Party A’s executives. To provide strategic consulting and advice to Party A’s executives for them to understand U.S. capital market and various related issues with respect to the Project.

C. Term of the Agreement.  from Effective Date to the date when the Project finishes.

D. Payment: total valued at $96,263

(1) Cash. Cash payment shall be $39,000, approximately 40% total service value. The cash payment schedule should be made as:

Sign up Fee. Upon sign this agreement Party A shall pay Party B $9,750.

2nd Payment: Within three business days after Party A files its S-1 Common Stock Registration with SEC, Party A shall pay Party B $11,250.

3rd Payment: Within three business days after Party A’s S1 Initial Registration filling declared Effective by SEC, Party A shall pay Party B $10,500.

4th Payment: Within three business days, upon Party’s shares are declared effective by FINRA to be quoted on Over-the-counter Bulletin Board (OTCBB), Party shall pay Party B $7,500.

(2) Common Stock: approximately 60% of the total services value, Party A shall issue Party B or its designated personnel or company, a total of 286,313 common shares. These shares are valued at $0.20 per share. 100,000 shares of these shares should have piggyback registration right.

E. Time of Sharing Issue.  At the same time when the Company issue other third parties such shares and before Party files its registration with SEC.

F. Nature of Relationship. Party B is an independent Contractor.  Party B will not act as an agent nor shall it be deemed an employee of the Party A for the purposes of any income tax withholding, FICA taxes, unemployment benefits, insurance coverage or otherwise.  Party B shall not enter into any agreement or incur any obligations on Party A’s behalf, or commit Party A in any manner without the Party A’ prior written consent.

G. Tax. Party A and Party B, each is responsible for its own income tax or any other tax related governed by their own tax authorities and regulations.

H. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China (P.R. China).  The parties consent to jurisdiction of the federal and provincial courts within P.R. China and service of process being affected by registered mail or fax sent to the address or fax no. set forth at the end of this Agreement.

All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document.  The terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

Party B: Qian Wang (also known as Annie Wang)		Party A: Shanghai Baby Fox Fashion Co. , Ltd.

By:		By:
Qian Wang (AKA Annie Wang)

Date:	January 18, 2007	Date:	January 18, 2007
Address: A-2301, Shi Jia Hua Ting, Changzhou, Jiangsu, China 213000		Address: Minhang District, 89 Xinbang Road, Suite 305-B5, Shanghai, P.R. China